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EXHIBIT 23(b)

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Science Applications International Corporation on Form S-8 of our report dated March 24, 2003 (which report expresses an explanatory paragraph related to the Company's change in its method of accounting for goodwill and intangible assets to conform with Statement of Financial Accounting Standards No. 142 and its change in its method for accounting for derivative instruments and hedging activities to conform with Statement of Financial Accounting Standards No. 133, as amended), appearing in the Annual Report on Form 10-K of Science Applications International Corporation for the year ended January 31, 2003. We also consent to the incorporation by reference in this Registration Statement of our report dated June 16, 2003 appearing in the Annual Report on Form 11-K of Telcordia Technologies 401(k) Savings Plan for the year ended December 31, 2002, our report dated April 10, 2003 appearing in the Annual Report on Form 11-K of AMSEC LLC Employees 401(k) Profit Sharing Plan for the year ended December 31, 2002, and our report dated June 13, 2003 appearing in the Annual Report on Form 11-K of the Science Applications International Corporation Cash or Deferred Arrangement for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
August 27, 2003

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  EXHIBIT 23(b)
  INDEPENDENT AUDITORS' CONSENT